Exhibit 23.01
                             Consent of Accountants

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Registration Statement on Form S-3 of Franchise Finance Corporation of America of our report dated January 23, 1997, included in the Annual Report on Form 10-K of Franchise Finance Corporation of America for the year ended December 31, 1996, and incorporated by reference in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                               Arthur Andersen LLP


Phoenix, Arizona
March 20, 1998